EXHIBIT 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of CNH Industrial Capital LLC (the “Company”) does hereby certify, to such officer’s knowledge, that:

The Quarterly Report on Form 10‑Q for the quarter ended September 30, 2017 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 7, 2017	/s/ Brett D. Davis

Brett D. Davis
President

November 7, 2017	/s/ Douglas MacLeod

Douglas MacLeod
Chief Financial Officer

A signed original of this written statement has been provided to CNH Industrial Capital LLC and will be retained by CNH Industrial Capital LLC and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely pursuant to 18 U.S.C §1350 and is not being filed as part of the Report or as a separate disclosure document.